Exhibit 16

AMENDMENT NO. 1 TO SHARE PLEDGE AGREEMENT

THIS AMENDMENT NO. 1 (this “Amendment”) to the Share Pledge Agreement dated as of April 23, 2008 (the “Share Pledge Agreement”) by and among Beams Power Investment Limited, a company with limited liability registered under the BVI Business Companies Act, 2004 (as amended) of the British Virgin Islands (the “Pledgor”), Warburg Pincus Private Equity IX, L.P. (the “Secured Party”), and Warburg Pincus Private Equity IX, L.P. in its capacity as collateral agent (with its successors in such capacity, the “Collateral Agent”), is made and entered into as of December 4, 2008 by and among each of the undersigned parties hereto.

WHEREAS, the Pledgor has pledged in favor of the Secured Party 5,967,000 shares of common stock, par value US$0.0001 per share of Synutra International, Inc., a Delaware corporation (the “Common Stock”), in accordance with the Share Pledge Agreement;

WHEREAS, the parties hereto have calculated the Collateral Value Amount on October 31, 2008 in accordance with Section 13.1 of the Share Pledge Agreement and determined that the Pledgor is obligated to pledge in favor of the Secured Party an additional 7,533,865 shares of Common Stock pursuant thereto;

WHEREAS, the Pledgor does not have certificates representing the exact number of 7,533,864 shares of Common Stock and is, for administrative convenience, willing to pledge to the Secured Party an additional 8,000,000 shares of Common Stock (the “Additional Pledged Stock”); and

WHEREAS, the parties desire to amend the Share Pledge Agreement to, among other things, reflect the Additional Pledged Stock as “Additional Pledged Stock” pursuant to Section 13.2 of the Share Pledge Agreement and further to provide that the parties shall not conduct an evaluation of the Collateral Value Amount (or make any corresponding adjustment to the amount of the Pledged Collateral) under Section 13.1 of the Share Pledge Agreement on April 30, 2009;

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1.  Unless otherwise specifically defined herein, all capitalized terms used but not defined herein shall have the meaning ascribed thereto under the Share Pledge Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Share Pledge Agreement shall, upon effectiveness of this Amendment, refer to the Share Pledge Agreement as amended hereby.

SECTION 2.  Exhibit A-1 and Exhibit A-2 attached to the Share Pledge Agreement are replaced in their entirety with Exhibit A-1 and Exhibit A-2 attached hereto, respectively.

SECTION 3. The Pledgor shall deliver the certificates representing the Additional Pledged Stock to the Collateral Agent, in the manner described in Section 4 of the Share Pledge Agreement within 3 Business Days of the date of this Amendment.

SECTION 4. The Pledgor shall deliver to the Secured Party (or to the Collateral Agent at the Secured Party’s direction) stock powers with respect to the Additional Pledged Stock, in the form of Exhibit B attached to the Share Pledge Agreement duly executed in blank within 3 Business Days of the date of this Amendment.

SECTION 5. The Pledgor shall as soon as practical, at the expense of the Secured Party, make the necessary Uniform Commercial Code filings and register the charge created hereby in the register of registered charges kept by the Registrar for the Secured Party, in each case to perfect and register, as applicable, the Secured Party’s security interest and charges in the Additional Pledged Stock in the manner described in Section 7 of the Share Pledge Agreement.

SECTION 6. The first sentence of Section 13.1 of the Share Pledge Agreement is hereby amended and restated in its entirety as follows: “The parties shall calculate the Collateral Value Amount on October 31st and April 30th of each year during the term of the Note excluding April 30, 2009 (each an “Evaluation Date”).”

SECTION 7. All other terms of the Share Pledge Agreement shall remain in full force and effect in accordance with their respective terms.

SECTION 8. This Amendment shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law and choice of law that would cause the laws of any other jurisdiction to apply.

SECTION 9.  This Amendment may be executed in any number of counterparts and delivered by facsimile or email (or other reasonable means evidencing execution and delivery), each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

SECTION 10.  This Amendment shall become effective as of the date hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Pledgor, the Collateral Agent and the Secured Party have executed this Amendment as of the date set forth above.

PLEDGOR:

BEAMS POWER INVESTMENT LIMITED

By:	/s/ Xiuqing Meng
Name: Xiuqing Meng
Title: Director

SECURED PARTY:

WARBURG PINCUS PRIVATE EQUITY IX, L.P.

	By:	Warburg Pincus IX LLC, its general partner

		By:	Warburg Pincus Partners, LLC, its sole member

By: Warburg Pincus & Co., its managing member

By:	/s/ Scott A. Arenare
Name: Scott A. Arenare
Title: Partner

COLLATERAL AGENT:

WARBURG PINCUS PRIVATE EQUITY IX, L.P.

	By:	Warburg Pincus IX LLC, its general partner

		By:	Warburg Pincus Partners, LLC, its sole member

By: Warburg Pincus & Co., its managing member

By:	/s/ Scott A. Arenare
Name: Scott A. Arenare
Title: Partner

EXHIBIT A-1

PLEDGED STOCK

5,967,000 shares of Common Stock, par value U.S.$0.0001 per share, of Synutra International, Inc., evidenced as follows:

Stock Certificate Number	Shares	Stock Certificate Date
SII-04592	1,000,000	April 17, 2008
SII-04593	1,000,000	April 17, 2008
SII-04594	1,000,000	April 17, 2008
SII-04595	1,000,000	April 17, 2008
SII-04596	1,000,000	April 17, 2008
SII-04597	967,000	April 17, 2008
TOTAL	5,967,000

EQUITY INTERESTS

5,967,000 shares of Common Stock, par value U.S.$0.0001 per share, of Synutra International, Inc., evidenced as follows:

Stock Certificate Number	Shares	Stock Certificate Date
SII-04592	1,000,000	April 17, 2008
SII-04593	1,000,000	April 17, 2008
SII-04594	1,000,000	April 17, 2008
SII-04595	1,000,000	April 17, 2008
SII-04596	1,000,000	April 17, 2008
SII-04597	967,000	April 17, 2008
TOTAL	5,967,000

ADDITIONAL PLEDGED STOCK

8,000,000 shares of Common Stock, par value U.S.$0.0001 per share, of Synutra International, Inc., evidenced as follows:

Stock Certificate Number	Shares	Stock Certificate Date
SII-04621	3,000,000	November 24, 2008
SII-04622	3,000,000	November 24, 2008
SII-04625	2,000,000	November 24, 2008
TOTAL	8,000,000

EXHIBIT A-2

OWNED EQUITY INTERESTS

36,000,000 shares of Common Stock, par value U.S.$0.0001 per share, of Synutra International, Inc., evidenced as follows:

Stock Certificate Number	Shares	Stock Certificate Date
SII-04592	1,000,000	April 17, 2008
SII-04593	1,000,000	April 17, 2008
SII-04594	1,000,000	April 17, 2008
SII-04595	1,000,000	April 17, 2008
SII-04596	1,000,000	April 17, 2008
SII-04597	967,000	April 17, 2008
SII-04599	2,516,500	April 18, 2008
SII-04600	2,516,500	April 18, 2008
SII-04621	3,000,000	November 24, 2008
SII-04622	3,000,000	November 24, 2008
SII-04623	3,000,000	November 24, 2008
SII-04624	2,000,000	November 24, 2008
SII-04625	2,000,000	November 24, 2008
SII-04626	2,000,000	November 24, 2008
SII-04627	2,000,000	November 24, 2008
SII-04628	2,000,000	November 24, 2008
SII-04629	1,000,000	November 24, 2008
SII-04630	1,000,000	November 24, 2008
SII-04631	1,000,000	November 24, 2008
SII-04632	1,000,000	November 24, 2008
SII-04633	1,000,000	November 24, 2008
SII-04634	1,000,000	November 24, 2008
TOTAL	36,000,000